UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2015

Commission File Number	Exact name of registrant as specified in its charter, principal office and address and telephone number	State of incorporation or organization	I.R.S. Employer Identification No.
001-36867	Allergan plc Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400, Ireland (862) 261-7000	Ireland	98-1114402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On September 10, 2015, Allergan plc (the “Company”) issued a press release announcing that its subsidiaries Forest Laboratories, LLC (“Forest LLC”) and Forest Laboratories Holdings, Ltd. (“Forest Holdings” and, together with “Forest LLC”, “Forest”), along with Adamas Pharmaceuticals, Inc. (“Adamas”), have entered into a settlement agreement with Amneal Pharmaceuticals LLC and related companies and subsidiaries (“Amneal”). The settlement relates to a patent infringement litigation brought by Forest and Adamas in response to Amneal’s abbreviated new drug application (“ANDA”) seeking approval to market generic versions of the Company’s NAMENDA XR® (memantine hydrochloride) extended release capsules (“NAMENDA XR”). Under the terms of the settlement agreement, and subject to review of the settlement terms by the U.S. Federal Trade Commission, Forest and Adamas will grant Amneal a license to market generic versions of the Company’s NAMENDA XR beginning on January 31, 2020, following receipt by Amneal of final approval from the U.S. Food and Drug Administration on its ANDA for generic NAMENDA XR. Alternatively, under certain circumstances, Amneal has an option to launch an authorized generic version of NAMENDA XR beginning on January 31, 2021. Other terms of the settlement were not disclosed.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to liability of that section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 99.1	Press Release dated September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2015	ALLERGAN PLC

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit	Description of Exhibit

Exhibit 99.1*	Press Release dated September 10, 2015.

*	Exhibits filed herewith